EXHIBIT 10.02
EXECUTION COPY
SEPARATION AGREEMENT
AND RELEASE OF CLAIMS
This Separation Agreement is entered into between Flex Ltd. and any predecessor, successor, subsidiary or affiliated company (collectively, the “Company”) and Michael M. McNamara (“Executive”). In consideration of the mutual promises set forth below, the Company and Executive have agreed as follows:

1.	SEPARATION.

a.
Separation Date. Executive will retire from his position as Chief Executive Officer and from any other President and/or officer positions of the Company, in each case on December 31, 2018 (the “Separation Date”) and hereby agrees to resign his membership from the Flex Ltd.’s Board of Directors (the “Board”) as of the Separation Date, with no further action required by Executive, the Company or the Board. In relation to Executive’s board of director seats and/or officer positions for the Company’s subsidiaries, affiliates and related parties, including but not limited to Elementum and Bright Machines, Executive will cease to be the Company’s representative on such Boards, but may serve on the Elementum and Bright Machines boards if separately appointed to such Board(s), subject to the Company’s consent to the extent such consent is required.

b.
Severance Pay and Benefits. Provided that Executive timely executes and does not revoke this Separation Agreement, including the release of claims set forth in Sections 4 and 5 of this Separation Agreement, and in accordance with the time periods set forth in Sections 17 and 18 of this Separation Agreement, the Company agrees to:

i.
Pay Executive a lump sum equal to twelve (12) months of Executive’s base salary in effect as of immediately prior to the Separation Date, less applicable taxes, withholdings and deductions, within five (5) business days following the Effective Date (as defined below);

ii.
Accelerate Executive’s time-vesting RSUs (as set forth in Exhibit A) that would have vested during calendar year 2019 had Executive remained continuously employed by the Company through June of 2019, with such RSUs to be settled as soon as practicable after the Company’s trading window opens which is anticipated to occur in February 2019;

iii.	Treat Executive’s PSUs (as set forth in Exhibit A) in accordance with and subject to the terms set forth in Section 2 of this Separation Agreement; and

iv.
For the period commencing January 1, 2019 through the date that Executive attains age 65, the Company will make available to Executive group health insurance plan coverage through the Flex Executive Retiree

PPO Plan (Anthem) at the Company’s expense; provided that Executive acknowledges and agrees that the Company shall report any taxable income arising in connection with, and Executive shall bear sole responsibility for any income tax liability he incurs as a result of, the provision of such health insurance coverage by the Company.
provided, further, that in the event that the Company determines in good faith that Executive has breached this Separation Agreement, including, but not limited to, Executive’s cooperation obligations set forth in Section 10 of this Separation Agreement and/or Executive’s representations to the Company set forth in Section 7 of this Separation Agreement, the Company shall have the option to exercise a “clawback” of the payments and benefits described above in Section 1(b)(i) and (ii) (the “Clawback Option”), pursuant to which Executive shall be required to re-pay to the Company any and all amounts provided to Executive under Section 1(b)(i) and (ii) above on or within ten (10) business days following the date that the Company provides written notice to Executive that it is exercising the Clawback Option.

c.
Payment of Vested Compensation. In accordance with its standard practices, whether or not Executive agrees to this Separation Agreement, the Company will issue a payment to Executive in a gross amount, less applicable taxes and withholdings, to compensate him for any accrued and vested compensation as of the Separation Date to which he is entitled as of such date, except as otherwise set forth in this Separation Agreement, including, but not limited to, the bonuses described in Section 1(e) of this Separation Agreement and the outstanding equity compensation described in Sections 1(e) and 2 of this Separation Agreement, to which, for the avoidance of doubt, Executive is not entitled.

d.
Within thirty (30) days following the Separation Date, Executive will submit his final documented expense reimbursement statement reflecting all unreimbursed business expenses incurred through the Separation Date, if any, for which he seeks reimbursement. The Company will reimburse his properly documented expenses pursuant to the Company’s policy and regular business practices.

e.
No Additional Separation Pay or Benefits. Except as provided below, including with regard to Executive’s outstanding Company equity compensation awards, Executive shall not be entitled to any additional compensation or benefits in connection with his termination of employment with the Company, including, but not limited to, any quarterly or annual bonuses with respect to Executive’s employment with the Company before or after the Separation Date, and Executive hereby agrees to waive any rights, claims or entitlements with respect to any such bonuses. In addition, Executive shall not be permitted to use the Company plane on a private or personal basis at any time, effectively immediately and including as of the date of this Separation Agreement.

2.    EQUITY COMPENSATION. Executive has been granted time based and performance based equity compensation awards as provided in the applicable equity compensation grant forms issued to Executive during his employment with the Company. The plans and grant agreements governing such awards are incorporated herein by reference. Executive’s equity

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compensation awards that are outstanding as of the Separation Date are listed on the Closing Statement labeled Exhibit A which is attached hereto and incorporated herein by reference. Executive acknowledges that he is not entitled to any additional grants of equity compensation awards other than those set forth in Exhibit A.

a.
Executive acknowledges and agrees that other than with respect to Executive’s PSUs (as set forth in Exhibit A) as described in Section 2(b) below and the RSUs described above, all of Executive’s Company equity compensation awards shall cease to vest as of the Separation Date and any portion of the such equity compensation awards that are unvested as of the Separation Date shall be forfeited and cancelled for no consideration.

b.
The Company and Executive further agree that Executive’s separation from employment is voluntary and constitutes a “Retirement” as defined in the award agreements governing Executive’s PSUs (as set forth in Exhibit A), and that a pro-rata number of vested Company ordinary shares shall be issued to Executive upon the vesting of each such PSU award pursuant to the performance criteria set forth therein, with the number of ordinary shares that vest determined by multiplying the full number of ordinary shares that vest pursuant to the performance criteria by a fraction, which shall be (x) the number of complete months of continuous service as Company employee from the grant date of such PSU award to the Separation Date, divided by (y) the number of months from the grant date to the vesting date; provided, further, that if within twelve (12) months of the Separation Date, Executive violates the terms of this Agreement, a non-disclosure agreement with, or other confidentiality obligation owed to the Company, then the PSU award and all of the Company’s obligations and Executive’s rights under his PSUs shall terminate in accordance with their terms and the terms of the equity plan under which they were granted.

c.
Executive further acknowledges and agrees that upon release of any ordinary shares as provided in this Section 2 and pursuant to the PSUs, unless the Company withholds payroll taxes, Executive will be responsible for payroll taxes, which will be due and payable to the Company by Executive within three (3) business days of the vesting occurrence.

d.
Executive understands and agrees that he will not receive any grants of ordinary shares, stock, restricted stock or restricted shares, stock or share units, stock or share options, or other forms of equity from the Company in the future unless mutually agreed to by the parties in writing.

e.
Executive will forfeit, for no additional consideration, his Elementum profits interests awards that are unvested as of the Separation Date, but shall retain his Elementum interests that are vested as of the Separation Date. Executive’s Elementum profits interests awards are set forth in Exhibit A.

3.    DEFERRED COMPENSATION. Executive is a participant in the Company’s 2010 Deferred Compensation Plan (the “Deferred Compensation Plan”) in return for services to be performed in the future and subject to the terms and conditions outlined in the Deferred Compensation Plan documents. Company contributions in the Deferred Compensation Plan

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were credited to a brokerage account, and have been invested in various funds based on Executive’s elections. As of the Separation Date, $18,858,018 of Executive’s Deferred Compensation Plan account will have vested.
Distributions of Executive’s vested Deferred Compensation Plan account balance, if any, will be made in accordance with the terms of the Deferred Compensation Plan. Executive’s unvested Deferred Compensation Plan account balance shall be forfeited as of the Separation Date.
Executive acknowledges that he is not a participant in any other deferred compensation plan with the Company and that he is not entitled to any additional deferred compensation other than as stated in this Separation Agreement.
4.    COMPLETE RELEASE. In consideration for the payments and benefits described in Sections 1 and 2 of this Separation Agreement, Executive and each of Executive’s heirs, executors, representatives, administrators, agents, and assigns (collectively, the “Releasor”) hereby forever and unconditionally releases the Company, together with its employees, partners, agents, shareholders, directors, officers, contractors, insurers and attorneys of any of them, (collectively, the “Releasors”) from any and all claims or demands, whether known or unknown, and whether asserted on an individual or class basis, which any of the Releasors has, may have, or may claim to have against any of them. This complete release of all claims includes but is not limited to a complete release of any claims (including claims for attorneys’ fees) each Releasor has, may have, or may claim to have based on Executive’s employment with the Company or transition or separation from that employment, as well as any claims arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (including negligence by the Company or anyone else), and any federal, state or other governmental statute, regulation or ordinance relating to employment, employment discrimination, or the payment of wages or benefits including, but not limited to, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, housing costs, costs relating to relocation and the purchase or sale of housing, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act (“OWBPA”), the Worker Adjustment and Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act, and the Occupational Safety and Health Act and/or their state law or local law equivalents. Executive specifically waives any entitlement to any bonus, equity plan or other compensation not specifically set forth in this Separation Agreement. Executive represents that he has not assigned to any other person any of such claims and that Executive has the full right to grant this release. Notwithstanding any other provision herein, Executive is not waiving any claims, including under the Age Discrimination in Employment Act, that may arise after this Separation Agreement is executed nor any claims relating to the enforcement of this Separation Agreement.
Excluded from this release are a) any claims arising under the terms of this Separation Agreement by Executive; b) any indemnification claims arising under the Company’s directors’ and officers’ liability insurance or bylaws or this Separation Agreement (including the Indemnification Agreements, as described below); and c) any claims that may not be waived by

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law, such as claims for workers’ compensation benefits, unemployment insurance benefits, challenges to the validity of Executive’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Separation Agreement, and the right to file a charge of discrimination with, or participate in an investigation conducted by, an administrative agency. Executive is waiving, however, the right to any monetary recovery or other relief in connection with filing such a charge with the Equal Employment Opportunity Commission.
5.    CALIFORNIA RELEASE Executive acknowledges that he has read Section 1542 of the Civil Code of the State of California, which states in full:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Despite the language of Section 1542, Executive waives any rights he has or may have under Section 1542 (or any similar provision of the laws of any other jurisdiction) and affirms that he is releasing all known and unknown claims that he has or may have against the Releasees.
6.    INSTITUTING ARBITRATION OR SUIT. To the extent permitted by applicable law, the Releasor agrees not to institute any arbitration proceeding or lawsuit based on any claim stated to be released by the Releasors in this Separation Agreement. If the Releasor or anyone on the Releasor’s behalf institutes any arbitration proceeding or lawsuit based on any claim stated to be released in this Separation Agreement, the Releasor will: (a) immediately take any and all actions necessary to effectuate the immediate dismissal of the lawsuit or arbitration proceeding; and (b) pay the Company and the other Releasees for any and all reasonable attorney’s fees and costs incurred as a result of or in connection with the lawsuit or arbitration proceeding, in each case to the extent permitted by applicable law.
7.    REPRESENTATIONS AND WARRANTIES. Executive represents that he is, and all times while employed by the Company was, in compliance with the Company’s Code of Business Conduct and Ethics and is not aware of any errors or omissions in any Certification regarding Potential Conflicts of Interest or Directors’ and Officers’ Questionnaire previously provided by Executive to the Company. Apart from payments due hereunder, Executive warrants and agrees that to his knowledge, The Company has paid Executive all wages, forms of compensation, and other monies due to Executive as of the date of execution of this Separation Agreement. Executive further warrants and agrees that to his knowledge, all forms of compensation, wages, and other monies paid to Executive by the Company through the date of Executive’s execution of this Separation Agreement have been accurately calculated, have represented the proper amounts due to Executive, and have been based on the Company’s merit-based compensation system. If Executive or someone on Executive’s behalf claims any entitlement to further compensation from the Company for any reason, Executive agrees that the Company is entitled to full offset of the amounts paid to Executive under this Separation Agreement to the full extent permitted by applicable law.

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8.    INDEMNIFICATION. The Company acknowledges and agrees that those certain indemnification agreements made and entered into on May 6, 2009 by and between Executive and either Flextronics International Ltd. or Flextronics Corporation (as amended, the “Indemnification Agreements”) each remain in full force and effect in accordance with their terms and conditions. Executive represents and warrants that he has not engaged in conduct pursuant to which he would not be entitled to indemnification under the Indemnification Agreements.
9.    MUTUAL NON-DISPARAGEMENT AND THIRD PARTY ASSISTANCE- In consideration for the covenants provided herein, and subject to Section 14 of this Separation Agreement, Executive agrees that Executive will not make any statement, oral or written, or perform any act or omission which is detrimental in any material respect to the reputation or goodwill of the Company. The Company agrees that it will instruct its officers, senior executives and Board members not to (i) issue any press release or any other publicly issued statement, or statement to the media, that is detrimental in any material respect to the reputation or goodwill of Executive or (ii) make any statement, oral or written, or perform any act or omission which is detrimental in any material respect to the reputation or goodwill of Executive. Executive agrees that Executive will not voluntarily counsel, assist, participate in, or encourage any persons in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company without first providing written notice to the Company’s General Counsel at Flex Inc., 6201 America Center Drive, San Jose, California, 95002. Executive and the Company agree that Executive’s or the Company’s compliance with a subpoena or other legally compulsive process, disclosure required pursuant to the Company’s Code of Business Conduct and Ethics, or participation as a witness in a lawsuit shall not violate the terms of this paragraph but further agree Executive and the Company will nevertheless each provide the other party written notice of such subpoena, other legally compulsive process, disclosure pursuant to the Company’s Code of Business Conduct and Ethics, or potential participation as a witness promptly after receiving notice of same, except where such notice is prohibited by applicable law. This paragraph 9 is without prejudice to any rights Executive has under the Indemnification Agreements attached hereto as Exhibits B & C and in the event of any conflict between this provision and any terms of such agreements, the terms of such agreements shall govern.
10.    COOPERATION. Executive will make himself reasonably available to the Company in connection with any claim, lawsuit, or proceeding, including, but not limited to, any regulatory proceeding, that relates to Executive’s conduct or duties at the Company or that are based on facts about which Executive obtained or retains personal knowledge while employed at the Company. In return, the Company agrees to reimburse Executive for direct and reasonable out of pocket and documented expenses, including reasonable attorney’s fees, that are incurred by Executive in connection with cooperation provided by Executive pursuant to this Section and after the Separation Date, in each case in accordance with the Indemnification Agreements. Should Executive be required to expend a significant amount of time providing such cooperation after the Separation Date, such time will be compensated at a reasonable hourly rate set by the Company in accordance with the Indemnification Agreements. This paragraph 9 is without prejudice to any rights Executive has under the Indemnification Agreements attached hereto as

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Exhibits B & C and in the event of any conflict between this provision and any terms of such agreements, the terms of such agreements shall govern.
11.    RETURN OF PROPERTY. Executive agrees that, upon the Separation Date, Executive will return to the Company any and all documents relating to the Company or its business operations (and any and all copies thereof, whether in paper form or electronic form), computer equipment, badges, credit cards, and any other Company property in Executive’s possession, care, custody, or control. Executive represents and agrees that Executive will not take any such documents or property from the control or premises of Company. If Executive should come into possession of any Company documents or property at any time following the Separation Date, Executive agrees to return such documents or property to the Company immediately. Notwithstanding the above, Executive may retain his laptop computer upon following this procedure: Executive will remove his personal information from the laptop, the Company will copy and retain the remaining Company related information from the laptop and then delete all Company information from the laptop and return the clean laptop to Executive for his personal use. Executive may also retain his Company provided cellular phone, if any, (at his own cost going forward) after following procedures with IT to remove Company information from the phone.
12.    NON-DISCLOSURE. Executive acknowledges and agrees the Company has provided Executive with valuable confidential information relating to the Company’s business, technology, plans, customers, potential customers, relationships, and personnel. Executive acknowledges and agrees that he will remain bound by the confidentiality obligations set forth below. Executive agrees that any original works of authorship, products, software, or applications that Executive created or developed while employed by the Company is the sole property of the Company. Executive further acknowledges and agrees that Executive shall not disclose or use for any purpose any Confidential Information. Confidential Information shall mean any and all proprietary or confidential information of the Company or any of its vendors, customers, or partners that is not known or otherwise disclosed to the public by others, including without limitation the following: (i) any and all technical information, including, without limitation, product data and specifications, formulae, source code, or other software information, test results, processes, inventions, research projects or product development and (ii) any cost information, profits, profit margins, sales information, costs, overhead, accounting and unpublished financial information, business plans, markets, marketing methods, vendor or customer lists, including without limitation, a vendor’s or customer’s specific needs, advertising and operating strategies.
13.    If Executive is subject to any subpoena or other form of legally compulsive process seeking to require Executive to disclose any information protected by this Separation Agreement, any other written agreement between Executive and the Company, any statute, or the common law, Executive will immediately provide written notice of same to the Company’s General Counsel at Flex Inc., 6201 America Center Drive, San Jose, California, 95002, except where such notice is prohibited under applicable law.
14.    PROTECTED ACTIVITY NOT PROHIBITED. Executive understands that nothing in this Separation Agreement, or any other agreement or policy with or by the Company, will in any

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way limit or prohibit Executive from engaging in any Protected Activity. For purposes of this Separation Agreement, “Protected Activity” will mean communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under any confidentiality agreement with the Company to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Any language in the Confidentiality Agreement, or any other agreement or policy of the Company, regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this provision. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
15.    BINDING AGREEMENT. This Separation Agreement will be binding upon Executive and the Company and their respective heirs, administrators, trustees, representatives, executors, successors, and assigns.
16.    REVIEW. Executive understands that Executive has twenty-one (21) days in which to review and consider this Separation Agreement before signing it. Executive understands Executive may use as much or as little of this twenty-one (21)-day period as Executive wishes. Executive is encouraged and advised to consult an attorney before signing this Separation Agreement. Executive agrees that any changes Executive and the Company agree to make to this Separation Agreement, whether material or not, do not restart or extend this twenty-one (21)-day review period. By executing this Separation Agreement, Executive acknowledges Executive has read this Separation Agreement in its entirety, understands all of its terms, knowingly, freely and voluntarily assents to all of this Separation Agreement’s terms and conditions including, without limitation, the waiver, release and covenants contained in it, was afforded a period of at least twenty-one (21) days in which to review and consider this Separation Agreement, is signing this Separation Agreement in exchange for good and valuable consideration, and is not waiving or releasing rights or claims that may arise after signing this Separation Agreement.

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17.    REVOCATION. If Executive decides to accept and sign this Separation Agreement, Executive will have seven (7) days from the date of execution in which to revoke his acceptance. Executive understands any such revocation will not be effective unless Executive delivers a written notice of such revocation to Flextronies, c/o General Counsel, 6201 America Center Drive, San Jose, California, 95002, prior to the expiration of seven (7) days after Executive executes this Separation Agreement. Executive understands this Separation Agreement will not become effective or enforceable until the seven (7) days have elapsed without Executive having revoked Executive’s acceptance of this Separation Agreement. The “Effective Date” of this Separation Agreement shall be the day following the seven (7)-day revocation period, provided that Executive does not revoke his acceptance of this Separation Agreement during such seven (7)-day revocation period.
18.    ENTIRETY. This is the entire agreement between the Executive and the Company regarding Executive’s separation from the Company and the other matters addressed herein and supersedes all prior agreements between them regarding same, other than those agreements referenced herein. In executing this Separation Agreement, Executive is not relying on any representations or promises not explicitly contained in this Separation Agreement. However, this Separation Agreement does not release Executive of his continuing obligations under contract or law to preserve the confidentiality of the Company’s Confidential information or the confidential and proprietary information of the Company’s customers.
19.    ARBITRATION. Executive and Company agree that any and all disputes between them, including but not limited to any disputes arising out of or relating to this Separation Agreement, the claims purported to be released by Executive in this Separation Agreement, Executive’s employment with Company or the transition from or the termination of any such employment shall be settled by binding arbitration in San Jose, California administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, and that judgment upon the award rendered by the arbitrator(s) may be entered in any court with jurisdiction. The arbitrator will have the authority to award attorney’s fees to the prevailing party, if the arbitrator finds that the non-prevailing party has acted in bad faith. Notwithstanding any of the foregoing, any other provision of this Separation Agreement, or any provision of any other agreement:

a.
A court of competent jurisdiction shall have the power to maintain the status quo pending the arbitration of any dispute, and neither this Section nor any other agreement shall require the arbitration of an application for emergency or temporary injunctive relief by either party pending arbitration; provided, however, that the remainder of any such dispute beyond the resolution of any application for emergency or application for temporary injunctive relief, if such applications are made, shall be subject to arbitration; and

b.
This Section shall not require the arbitration of: (i) claims by McNamara for workers’ compensation or unemployment insurance (an exclusive government-created remedy exists for these claims); (ii) claims which could not have been litigated in court or before any administrative proceeding under applicable federal, state, or local law (e.g., claims barred by limitations); or (iii) claims for indemnification or advancement of expenses

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pursuant to the Company’s directors’ and officers’ liability insurance or bylaws or this Separation Agreement (including the Indemnification Agreements, attached as Exhibits B and C).
20.    CHOICE OF LAW, VENUE, MODIFICATION, AND EXECUTION. This Separation Agreement will be construed in accordance with and governed by the laws of the State of California. Executive and the Company agree that the exclusive venue for resolving any dispute not submitted to arbitration for any reason shall be the state and federal courts located in San Jose, California, unless a different venue is required by applicable law or agreement. Executive understands that once this Separation Agreement is executed, only William Watkins, Chair of the Company’s Compensation Committee, or his successor will have the authority to modify this Separation Agreement on behalf of the Company, and that he or she will have such authority only when acting in writing. In this connection, the parties agree this Separation Agreement will not be modified or amended except by a written instrument(s), signed by both parties, with the Company’s Chair of the Board or Chair of the Compensation Committee signing for the Company. This Separation Agreement may be executed in multiple counterparts.
21.    NON-ADMISSION OF LIABILITY. By entering into this Separation Agreement, neither party admits they have done anything wrong.
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ACCEPTED AND AGREED:

/s/ PAUL BALDASSARI
DELEGATE: PAUL BALDASSARI, CHRO
William Watkins
Chair of Compensation Committee
Flex Ltd.

12/24/2018
Date

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, THAT 1 UNDERSTAND THAT IT CONTAINS A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AND AN ARBITRATION AGREEMENT, AND THAT I AM ENTERING INTO IT VOLUNTARILY. I HAVE BEEN ADVISED TO CONSULT AN ATTORNEY, BEEN GIVEN 21 DAYS TO CONSIDER THE AGREEMENT AND BEEN INFORMED THAT I MAY REVOKE THIS SEPARATION AGREEMENT WITHIN 7 DAYS OF SIGNING IT.

/s/ Michael M. McNamara
Michael M. McNamara

12/24/2018
Date

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EXHIBIT A - CLOSING STATEMENT

EXHIBIT A: SUMMARY OF EQUITY COMPENSATION AWARDS
Grant ID	Grant Date	Grant Type	Number of Shares Granted	Units Vested (as of 12/31(18)	Units Unvested (as of 12/31/18)	Completion Months Since Grant Date	RSUs to vest accelerated Feb 2019	Prorated %
R50610150001	06/10/2015	RSU	359,504	269,628	89,876	N/A	89,876	N/A
RS0614160001	06/14/2016	RSU	366,615	183,307	183,308	N/A	91,654	N/A
RS0629170001	06/29/2017	R5U	336,597	84,149	252,448	N/A	84,149	N/A
RS061918007	06/19/2018	RSU	329,225	0	329,225	N/A	82,306	N/A
FCF0614160001 *	06/14/2016	PSU	183,308	0	183,308	30 **	N/A	83.33%
MRS0614160001 *	06/14/2016	P5U	183,307	0	183,307	30 **	N/A	83.33%
FCF0629170001 *	06/29/2017	PSU	168,298	0	168,298	18 ***	N/A	50.00%
MR50629170001 *	06/29/2017	PSU	168,299	0	168,299	18 ***	N/A	50.00%
MRS06191807 *	06/19/2018	PR/	329,225	0	329,225	6 ^	N/A	16.67%
		Totals	2,424,378	537,084	1,887,294		347,985

* Performance-based shares in which vesting is based on the achievement of certain business and sack price metrics. Payout of these shares range from 0% to 200% of target shares. Will be prorated per agreement.
** Vest date for PSU awards granted on 6/14/2016 is 6/14/2019.
*** Vest date for PSU awards granted on 6/29/2017 is 6/29/2020.
^Vest date for PSU) awards granted on 6/19/2018 is 6/19/2021.

EXHIBIT A: SUMMARY OF ELEMENTUM PROFITS INTERESTS
Date of grant	Number of shares granted	Vesting start date	Vesting end date	Number of shares vested (as of 12/31/18)	Number of shares unvested (as of 12/31/18)	WDID
10/15/2015	1,339,297	10/15/2015	10/14/2019	1,004,473	334,824	500000
03/23/2017	780,000	3/23/2017	3/22/2021	195,000	585,000	500000

Totals	2,119,297			1,199,473	919,824

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